Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45573) pertaining to the 1988 and 1990 Stock Option Plans, in the Registration Statement (Form S-8 No. 33-88590) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-311419) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-333647) pertaining to the 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-81647) pertaining to the 1998 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-101467) pertaining to the 2002 Stock Option Plan, and in the Registration Statements (Form S-3 No. 333-97207 and Form S-4 No. 333-107089) of Medicis Pharmaceutical Corporation of our report dated August 14, 2003, with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2003.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
September 29, 2003